                                  SCHEDULE 14A
                                 (RULE 14a-101)
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO. ___________)

         Filed by the Registrant:     /X/
         Filed by a party other than the Registrant:   / /
         Check the appropriate box:
         / /  Preliminary Proxy Statement      / / Confidential for Use of the
         /X/  Definitive Proxy Statement           Commission Only (as permitted
         / /  Definitive Additional Materials      by Rule 14a-6(e)(2))
         / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                  OMTOOL, LTD.
               --------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

   --------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         /X/  No fee required.
         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         ---------------------------------------------------------------------
         (2) Aggregate number of securities to which transactions applies:

         ---------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ---------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:

         ---------------------------------------------------------------------
         (5)      Total fee paid:

         ---------------------------------------------------------------------
         / /  Fee paid previously with preliminary materials.

         ---------------------------------------------------------------------
         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

         ---------------------------------------------------------------------
         (2)      Form, Schedule or Registration Statement No.:

         ---------------------------------------------------------------------
         (3)      Filing Party:

         ---------------------------------------------------------------------
         (4)      Date Filed:

         ---------------------------------------------------------------------

                                         September 29, 1999

Dear Fellow Stockholder:

         You are cordially invited to attend our Special Meeting of Stockholders, which will be held on Wednesday, October 27, 1999 at 10:00 A.M. local time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110.

         At this special meeting, you are asked to approve an amendment to the Company's 1997 Stock Plan to increase the number of shares of Common Stock, par value $.01 per share, of the Company issuable over the term of the 1997 Stock Plan to an aggregate of 4,300,000 shares. The accompanying Notice of Meeting and Proxy Statement describe this proposal. We urge you to read this information carefully.

         Your Board of Directors unanimously believes that the amendment to the Company's 1997 Stock Plan is in the best interest of Omtool, Ltd. and its stockholders, and accordingly recommends a vote FOR Item 1 on the enclosed proxy card.

         Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, may I urge you to complete, sign, date and return your proxy ballot in the envelope provided. If the address on the accompanying material is incorrect, please advise the Company in writing at 8 Industrial Way, Salem, New Hampshire 03079, Attention: Darioush Mardan.

                                         For the Board of Directors

                                         Robert L. Voelk
                                         CHIEF EXECUTIVE OFFICER AND
                                         CHAIRMAN OF THE BOARD

                                  OMTOOL, LTD.

                                8 INDUSTRIAL WAY
                           SALEM, NEW HAMPSHIRE 03079
                               -------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 27, 1999
                               -------------------

To The Stockholders:


         The Special Meeting of Stockholders of Omtool, Ltd., a Delaware corporation, will be held on Wednesday, October 27, 1999 at 10:00 A.M. local time at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110 for the following purposes:

              1. To consider and act upon a proposal to amend the Company's 1997 Stock Plan to increase the number of shares of Common Stock, par value $.01 per share, of the Company issuable over the term of the 1997 Stock Plan to an aggregate of 4,300,000 shares.

              2. To transact such other business as may properly come before the meeting and any adjournments thereof.

         Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on Friday, September 24, 1999, the record date fixed by the Board of Directors for such purpose.



                                         By Order of the Board of Directors,

                                         Darioush Mardan
                                         SECRETARY


Salem, New Hampshire
September 29, 1999

- --------------------------------------------------------------------------------
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.
- --------------------------------------------------------------------------------

                                  OMTOOL, LTD.

                                8 INDUSTRIAL WAY
                           SALEM, NEW HAMPSHIRE 03079
                               -------------------

                                 PROXY STATEMENT
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 27, 1999
                               -------------------

                               September 29, 1999

         Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Omtool, Ltd. (the "Company") for use at the Special Meeting of Stockholders of the Company to be held on Wednesday, October 27, 1999 at 10:00 A.M. local time at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110. It is anticipated that this proxy statement and the accompanying proxy materials will be first mailed to stockholders on or about September 29, 1999.

         Only stockholders of record as of the close of business on September 24, 1999 (the "Record Date") will be entitled to vote at the meeting and any adjournments thereof. As of that date, 12,583,347 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company were issued and outstanding. Each share of Common Stock outstanding as of the Record Date will be entitled to one vote and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by written notice to the Secretary of the Company at any time before it is exercised. Each of the persons named as a proxy in the proxy is a director and/or executive officer of the Company.

         The mailing address of the Company's principal executive offices is 8 Industrial Way, Salem, New Hampshire 03079.

         All properly executed proxies returned in time to be counted at the meeting and not revoked will be voted. The stockholders will act on a proposal to amend the Company's 1997 Stock Option Plan (the "1997 Plan"), as further described in this proxy statement. Where a choice has been specified on the proxy with respect to the foregoing matter, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR the matter if no specification is indicated.

         The representation in person or by proxy of at least a majority of all shares of Common Stock issued, outstanding and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes which contain one or more abstentions or broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         With respect to the proposal to amend the 1997 Plan, an affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on such matter is required for approval; therefore, abstentions will have the practical effect of voting against such matter since they are included in the number of shares present and voting on such matter. However, broker "non-votes" are not considered shares entitled to vote and therefore will have no impact on the outcome of the vote. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

         The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy.

                      MANAGEMENT AND PRINCIPAL STOCKHOLDERS


         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Record Date (except as set forth below): (i) by each person who, to the knowledge of the Company, owned beneficially more than 5% of the 12,583,347 shares of Common Stock of the Company outstanding at such date; (ii) by each director; (iii) by each executive officer identified in the Summary Compensation Table set forth below under "Compensation and Other Information Concerning Directors and Officers," and (iv) by the directors and executive officers of the Company as a group.



                                                                AMOUNT AND NATURE
                 NAME AND ADDRESS OF                              OF BENEFICIAL
                  BENEFICIAL OWNER                               OWNERSHIP (1)(2)                PERCENT OF CLASS

Martin A. Schultz (3).............................                 2,014,654                          16.0%
  Omtool, Ltd.
  8 Industrial Way
  Salem, NH  03079
Robert L. Voelk (4)...............................                 1,862,954                          14.8%
  Omtool, Ltd.
  8 Industrial Way
  Salem, NH  03079
Summit Partners (5)...............................                 1,698,378                          13.5%
  600 Atlantic Avenue
  Boston, MA 02110
Dimensional Fund Advisors, Inc. (6)...............                   932,000                           7.4%
  1299 Ocean Ave
  Santa Monica, CA  90401
Richard D. Cramer.................................                    23,250                            *
Bruce R. Evans (7)................................                 1,698,378                          13.5%
Adrian A. Peters (8)..............................                    81,250                            *
William C. Styslinger, III (9)....................                     7,500                            *
Ellen Flaherty (10)...............................                   109,833                            *
Mark P. Overington (11)...........................                    73,100                            *
Glyn C. Davies (12)...............................                     --                              --
All executive officers and directors as a group (10                                                   46.4%
persons) (13).....................................                 5,931,066


- -----------

*          Less than 1% of the outstanding Common Stock.

(1) The persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as noted in the footnotes below and except to the extent authority is shared by spouses under applicable law.

(2) The number of shares of Common Stock deemed outstanding includes (i) 12,583,347 shares of Common Stock outstanding as of the Record Date and (ii) shares of Common Stock issuable pursuant to options held by the respective person or group which may be exercised within 60 days after the Record Date, as set forth below.

(3) Excludes 120,000 shares held in trust for the benefit of certain family members; Mr. Schultz disclaims beneficial ownership of such shares.

(4) Excludes 62,000 shares held in trust for the benefit of certain family members; Mr. Voelk disclaims beneficial ownership of such shares.

(5) Includes 1,609,966 shares held by Summit Ventures IV, L.P. and 88,412 shares held by Summit Investors III, L.P. The respective general partners of these entities exercise sole voting and investment power with respect to the shares owned by such entities.

(6) Based on a Schedule 13G dated February 11, 1999 filed with the Securities and Exchange Commission by Dimensional Fund Advisors, Inc. ("DFA") reflecting beneficial ownership as of December 31, 1998. According to the Schedule 13G, DFA exercises sole voting power and sole disposition power with respect to all such shares. DFA, as an investment advisor registered under the Investment Act of 1940, disclaims beneficial ownership with respect to all such shares.

(7) Includes 1,609,966 shares held by Summit Ventures IV, L.P. and 88,412 shares held by Summit Investors III, L.P. Mr. Evans is a general partner of Summit Investors III, L.P. and is a general partner of Stamps, Woodsum & Co. IV, which is the general partner of Summit Partners IV, L.P., which is the general partner of Summit Ventures IV, L.P. Mr. Evans may be deemed to share voting and investment power with respect to all shares held by the partnerships. Mr. Evans disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(8) Mr. Peters joined the Company as the President, Chief Operating Officer, and a Director in May 1999. Mr. Peter's beneficial ownership consists of 81,250 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date.

(9) Mr. Styslinger's beneficial ownership consists of 7,500 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date.

(10) Ms. Flaherty's beneficial ownership includes 25,000 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date.

(11) Mr. Overington's beneficial ownership includes 69,100 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date.

(12) Mr. Davies left the Company in April 1999, at which time his options were not exercisable and they therefore terminated.

(13) All current directors and executive officers as a group hold options to purchase 195,350 shares of Common Stock which may be exercised within 60 days of the Record Date.

                                   PROPOSAL I
                    APPROVAL OF AMENDMENT TO 1997 STOCK PLAN


         The proposal to approve the amendment to the Company's 1997 Stock Plan (the "1997 Plan") requires approval by an affirmative vote of the holders of a majority of the Company's stock entitled to vote and present or represented at the Special Meeting. The Board of Directors recommends a vote FOR Proposal I to approve the amendment to the 1997 Plan which increases the number of shares authorized for issuance thereunder from 1,800,000 shares to 4,300,000 shares.

AMENDMENT TO THE 1997 STOCK PLAN

         The 1997 Plan was adopted by the Company's Board of Directors on April 14, 1997 and approved by the Company's stockholders on June 10, 1997. A maximum of 1,800,000 shares of Common Stock were originally and are currently reserved for issuance under the 1997 Plan upon the exercise of options or in connection with awards of stock of the Company ("Awards") or the opportunity to make direct stock purchases of stock of the Company ("Purchases"). The Board of Directors has approved, and recommended to the stockholders that they approve, an amendment to the 1997 Plan to increase the number of shares authorized for issuance pursuant to the 1997 Plan to 4,300,000 shares. Stockholder approval of the amendment to the 1997 Plan is required by the terms on the 1997 Stock Plan and is sought to meet the stockholder approval requirements of the Securities Exchange Act of 1934, as amended, and Section 162 (m) of the Internal Revenue Code of 1986 as amended (the "Code").

         The Company's management relies on stock options as essential parts of the compensation packages necessary for the Company to attract and retain experienced officers and employees. The Board of Directors of the Company believes that the proposed increase in the number of shares available under the 1997 Plan is essential to permit the Company to continue to provide long-term, equity-based incentives to present and future key employees.

         As of the Record Date, under the 1997 Plan approximately 388,075 shares of Common Stock were available for new grants of options, Awards or Purchases. If the proposed increase in the number of shares of Common Stock issuable under the 1997 Plan is not approved by the stockholders, the Company will not be able to grant options, awards, or opportunities to purchase shares of Common Stock under the 1997 Plan in excess of that number of shares remaining available under the existing 1997 Plan. Additionally, if the increase in the number of shares of Common Stock authorized for issuance under the 1997 Plan is not approved, the Company may be unable to continue to provide suitable long-term equity based incentives to present and future employees. The Company has not at the present time determined who will receive the remaining shares of Common Stock that will be authorized for issuance under the 1997 Plan if the proposed amendment of the 1997 Plan is approved. The complete text of the 1997 Plan is attached hereto as APPENDIX A and the text to the amendment to the 1997 Plan is attached hereto as APPENDIX B. The below is a summary of the 1997 Plan. The summary is not necessarily complete and is qualified in its entirety by reference to the full text of the 1997 Plan and amendment to the 1997 Plan attached hereto.

SUMMARY OF THE 1997 PLAN

         The purpose of the 1997 Plan is to provide incentives to key employees and other individuals who render services to the Company and any present or future parent or subsidiary of the Company (collectively the "Related Corporations") by providing them with opportunities to purchase stock of the Company.

         Under the 1997 Plan, employees of the Company may be awarded incentive stock options ("ISO" or "ISOs"), as defined in Section 422(b) of the Code, and directors, officers, employees and consultants of the Company or Related Corporations may be granted (i) options which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"), (ii) Awards and (iii) Purchases. ISOs, Non-Qualified Options, Awards and authorizations to make Purchases are sometimes collectively referred to as "Stock Rights" and ISOs and Non-Qualified Options are sometimes collectively referred to as "Options."

         The 1997 Plan is administered by the Board of Directors. From time to time the Compensation Committee of the Board of Directors (the "Compensation Committee"), appointed by the Board of Directors, may make recommendations to the Board of Directors concerning incentive compensation of certain employees and directors of and consultants to the Company or Related Corporations. All references in this summary of the 1997 Plan to "Committee" shall mean either the Board of Directors or Compensation Committee or both. Subject to the terms of the 1997 Plan, the Committee has authority to determine, among other things, the persons to whom Stock Rights are granted, the number of shares covered by each Stock Right, the exercise price per share and other terms and provisions governing the Stock Rights, including restrictions, if any, applicable to the shares of Common Stock issuable upon exercise of Stock Rights. As of the Record Date approximately 167 persons were eligible to participate in the 1997 Plan.

         Stock Rights may be granted under the 1997 Plan at any time prior to April 14, 2007. The exercise price per share of Non-Qualified Options granted under the 1997 Plan cannot be less than the minimum legal consideration required under applicable state law. The exercise price per share of ISOs cannot be less than the fair market value of the Common Stock on the date of grant (or, in the case of ISOs granted to employees possessing more than 10% of the total combined voting power of all classes of stock of the Company, 110% of the fair market value of the Common Stock on the date of grant). The 1997 Plan provides that each option shall expire on the date specified by the Committee, but not more than ten years from its date of grant in the case of Options generally, and five years in the case of ISOs granted to an employee holding more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporations. Options are subject to early termination in certain circumstances.

         Each Option granted under the 1997 Plan may either be fully exercisable at the time of grant or may become exercisable in such installments as the Committee may specify. Each Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable. The Committee has the right to accelerate the date of exercise of any installment of any option (subject to the $100,000 per year limitation on the fair market value of stock subject to ISOs granted to any employee which become exercisable in any calendar year).

         Payment of the exercise price of an Option granted under the 1997 Plan may be made in United States dollars in cash or by check or, at the discretion of the Committee, by tendering Common Stock of the Company, by delivery of the grantee's personal recourse note bearing interest or through delivery of an assignment of proceeds from the sale of the underlying Common Stock (or any combination thereof). In the case of ISOs, any Committee authorization of a non-cash method of payment shall be evidenced in writing at the time of the grant. The 1997 Plan contains terms providing for the exercise of Options by or on behalf of former and deceased employees, respectively, as described below.

         No ISO shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee shall be exercisable only by such optionee. Stock Rights other than ISOs shall be transferable to the extent set forth in the agreement relating to such Stock Right.

         Unless otherwise specified in the agreement relating to ISOs, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability, no further installments of his or her ISOs will become exercisable, and the ISO shall terminate after the passage of three months after the date of termination of employment (but no later than their specified expiration dates), except to the extent that such ISOs shall have been converted into Non-Qualified Options. If an optionee is disabled or dies, any ISO held by the optionee may be exercised, to the extent exercisable on the date of disability or death, by the optionee or the optionee's estate, personal representative or beneficiary, at any time within 180 days from the date of the optionee's disability or death (but not later than the specified expiration date of the ISO). Non-Qualified Options are subject to such termination and cancellation provisions as may be determined by the Committee.

         Option holders are protected against dilution in the event of a stock dividend, recapitalization, stock split, merger or similar transaction. The Board of Directors may from time to time adopt amendments to the 1997 Plan, certain of which are subject to stockholder approval, and may terminate the 1997 Plan at any time (although such action shall not affect Options previously granted). Any shares subject to an Option granted under the 1997 Plan, which for any reason expire or terminate unexercised, may again be available for future Option grants. Unless terminated sooner, the 1997 Plan will terminate at the end of the day on April 14, 2007.

FEDERAL TAX CONSIDERATIONS

         THE FOLLOWING DISCUSSION OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS, AWARDS AND PURCHASES GRANTED UNDER THE 1997 PLAN IS BASED UPON THE PROVISIONS OF THE CODE AS IN EFFECT ON THE DATE OF THIS PROXY STATEMENT, CURRENT REGULATIONS, AND EXISTING ADMINISTRATIVE RULINGS OF THE INTERNAL REVENUE SERVICE. IT IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF ALL OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE 1997 PLAN OR OF THE REQUIREMENTS THAT MUST BE MET IN ORDER TO QUALIFY FOR THE DESCRIBED TAX TREATMENT. IN ADDITION, THERE MAY BE FOREIGN, STATE, AND LOCAL TAX CONSEQUENCES THAT ARE NOT DISCUSSED HEREIN.

         The following general rules are applicable under current federal income tax law to ISOs under the 1997 Plan:

                  1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and no tax deduction is allowed to the Company upon either grant or exercise of an ISO.

                  2. If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the option was granted or
         (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

                  3. If shares acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the requisite Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

                  4. In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of stock acquired by exercising an ISO, the Company generally should be entitled to a corresponding deduction for income tax purposes.

                  5. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain.

                  6. Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

                  7. An optionee may be entitled to exercise an ISO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such a manner, special rules will apply.

                  8. In addition to the tax consequences described above, the exercise of ISOs may result in a further "alternative minimum tax" under the Code. The Code provides that an "alternative minimum tax" (at a maximum rate of 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

                  9. Special rules apply if the Common Stock acquired through the exercise of an ISO is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% shareholders.

         The following general rules are applicable under current federal income tax law to Non-Qualified Options under the 1997 Plan:

                  1. The optionee generally does not realize any taxable income upon the grant of a Non-Qualified Option, and the Company is not allowed a federal income tax deduction by reason of such grant.

                  2. The optionee generally will recognize ordinary compensation income at the time of exercise of the Non-Qualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company may be required to withhold income tax on this amount.

                  3. When the optionee sells the shares acquired through the exercise of a Non-Qualified Option, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the stock (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

                  4. The Company generally should be entitled to a federal income tax deduction when ordinary income is recognized by the optionee.

                  5. An optionee may be entitled to exercise a Non-Qualified Option by delivering shares of the Company's Common Stock to the Company in payment of the exercise price. If an optionee exercises a Non-Qualified Option in such fashion, special rules will apply.

                  6. Special rules apply if the Common Stock acquired through the exercise of a Non-Qualified Option is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% shareholders.

         The following general rules are applicable under current federal income tax law to the grant of Awards and Purchases under the 1997 Plan:

         Under current federal income tax law, persons receiving Common Stock pursuant to an Award or a Purchase generally recognize ordinary income equal to the fair market value of the shares received, reduced by any purchase price paid. The Company generally will be entitled to a corresponding federal income tax deduction. When such stock is sold, the seller generally will recognize capital gain or loss. Special rules apply if the stock acquired pursuant to an Award or Purchase is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

                       COMPENSATION AND OTHER INFORMATION
                        CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION

         The following table sets forth information concerning the compensation for services in all capacities paid or accrued by the Company for the fiscal years ended December 31, 1998, 1997 and 1996 to (i) the individual who served as the Chief Executive Officer for the fiscal year ended December 31, 1998 and (ii) each of the four other most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000 in the fiscal year ended December 31, 1998 (with the Chief Executive Officer, collectively, the "Named Executive Officers"):

                                           SUMMARY COMPENSATION TABLE


                                                                                          LONG TERM
                                                                                       COMPENSATION (1)
                                                                                       ----------------
                                                           ANNUAL COMPENSATION (2)          AWARDS
                                                           -----------------------     ----------------
                                                                                          SECURITIES
                                                                                          UNDERLYING          ALL OTHER
NAME AND                                                                                   OPTIONS/          COMPENSATION
PRINCIPAL POSITION                             YEAR       SALARY ($)    BONUS ($)(3)       SARS (#)              ($)(4)
- ------------------                             ----       ----------    ------------     ------------    --------------
Robert L. Voelk........................        1998        223,462           --              --                  7,080 (5)
   Chairman of the Board, Chief Executive      1997        175,000        50,000             --                  8,600 (5)
   Officer and Director                        1996        176,923        50,000             --                  8,600 (5)

Martin A. Schultz (6)..................        1998        223,462           --              --                  6,490 (7)
   President, Chief Technology Officer         1997        175,000        50,000             --                  9,075 (7)
   and Director                                1996        176,923        50,000             --                  6,225 (7)

Ellen Flaherty (8).....................        1998        106,923        86,855 (9)      200,000 (10)           5,115
   Senior Vice President, Sales                1997         99,058       102,300 (9)         --                  4,750
                                               1996         65,609        86,026 (9)      160,000                1,900

Glyn C. Davies (11)....................        1998        182,715           --           200,000 (12)          24,850 (13)
   Managing Director, Omtool Europe, Ltd.      1997         15,045           --              --                  2,046 (14)
                                               1996           --             --              --                     --

Mark P. Overington (15)................        1998        159,372           --              --                  4,954
Senior Vice President, Marketing and Business  1997        131,365           --           160,000                3,941
  Development                                  1996           --             --              --                     --


- -----------


(1) The Company did not grant any restricted stock awards or stock appreciation rights during fiscal 1998, 1997 and 1996. The Company does not have any long term incentive plan.

(2) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits have been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for the executive officer during the year ended December 31, 1998.

(3) Bonuses are reported in the year earned, even if actually paid in a subsequent year.

(4) Includes the Company's matching contributions related to the Company's 401(k) Plan, premiums for life insurance paid by the Company on behalf of the Named Executive Officers and payments to defined contribution plans made on behalf of a Named Executive Officer noted in the footnotes below.

(5)      Includes life insurance premiums paid by the Company on behalf of Mr.
         Voelk.

(6) Mr. Schultz became Chief Technology Officer for the Company in May 1998 and he became Executive Vice President, Chief Technology Officer on May 1, 1999. As of May 1, 1999, Mr. Schultz resigned as President and Mr. Peters became President of the Company.

(7)      Includes life insurance premiums paid by the Company on behalf of Mr.
         Schultz.

(8)      Ms. Flaherty became Senior Vice President, Sales in July 1998.

(9)      Represents amounts earned as sales commissions.

(10) Includes options granted pursuant to the repricing of options described under the caption "Option Repricing" and in the Compensation Committee Report on Option Repricing.

(11) Mr. Davies joined the Company in December 1997 as Managing Director, Omtool Europe, Ltd., a wholly owned subsidiary of the Company ("Omtool Europe") and he left the Company in April 1999.

(12) Includes options granted pursuant to the repricing of options described under the caption "Option Repricing" and in the Compensation Committee Report on Option Repricing.

(13) Includes payment of $21,142 to the defined contribution plans of Omtool Europe by the Company on behalf of Mr. Davies and life insurance premiums paid by the Company on behalf of Mr. Davies.

(14) Includes payment of $1,740 to the defined contribution plans of Omtool Europe by the Company on behalf of Mr. Davies and life insurance premiums paid by the Company on behalf of Mr. Davies.

(15) Mr. Overington joined the Company in January 1997 as Vice President, Operations and became Vice President, Business Development in March 1998. From April to June 1998 Mr. Overington served as Vice President, Business Development and from July to December 1998 he served as Senior Vice President, Channel and Large System Sales. He was named Senior Vice President, Marketing and Business Development in January 1999.

COMPENSATION OF DIRECTORS

         Outside directors have been granted stock options by the Company under the Company's 1996 Stock Option Plan. During 1998, independent directors received a participation fee of $1,000 for each Board of Directors meeting and $500 for each Board committee meeting that they attended in person. Outside directors have been and will continue to be reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings. No director who is an employee of the Company will receive separate compensation for services rendered as a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Evans, a member of the Compensation Committee, is a general partner of Summit Investors III, L.P. a stockholder of the Company, and is also a general partner of Stamps, Woodsum & Co. IV, which is the general partner of Summit Partners IV, L.P. which is the general partner of Summit Ventures IV, L.P., another stockholder of the Company.

OPTION GRANTS

         The following table sets forth information concerning options granted during the last fiscal year under the Company's 1997 Stock Plan to the Named Executive Officers. The Company did not grant any stock appreciation rights in 1998.



                                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                                -----------------------------------------------------
                                                     PERCENT OF
                                                        TOTAL
                                                      OPTIONS/
                                       NUMBER OF        SARS                             POTENTIAL REALIZABLE VALUE AT
                                      SECURITIES     GRANTED TO   EXERCISE               ASSUMED ANNUAL RATES OF STOCK
                                      UNDERLYING      EMPLOYEES   OR BASE                PRICE APPRECIATION FOR OPTION
                                      OPTION/SARS     IN FISCAL   PRICE      EXPIRATION                   TERM (2)
               NAME                   GRANTED (#)(1)  YEAR        ($/SH)       DATE         5%($)          10%($)
                                      --------------  ---------   --------   ----------    ---------     ----------
Robert L. Voelk.................          --            --          --          --            --             --

Martin A. Schultz...............          --            --          --          --            --             --

Ellen Flaherty .................        100,000       14% (3)      10.250      1/1/08       644,617      1,633,586
                                        100,000         --(3)       4.875      1/1/08       306,586        766,949

Glyn C. Davies (4)..............        100,000       14% (3)      11.875     4/10/08       746,812      1,892,569
                                        100,000         --(3)       4.875     4/10/08       306,586        776,949

Mark P. Overington..............          --            --          --          --            --             --


- ----------------

(1) Ms. Flaherty was originally granted, on January 1, 1998, an option to purchase 100,000 shares of Common Stock which was to have been exercisable in four equal annual installments commencing January 1, 1999. Mr. Davies was originally granted, on April 10, 1998, an option to purchase 100,000 shares of Common Stock which was to have been exercisable in four equal annual installments commencing April 10, 1999. Both of these options were granted at fair market value on the date of grant as determined by the Board of Directors of the Company. On August 13, 1998, these options were amended by the Board of Directors of the Company to reduce the exercise price to $4.875, the current market value on that date, and amend the exercise provisions such that these repriced options could not be exercised prior to August 14, 1999. See the description under the caption "Option Repricings" and the Compensation Committee Report on Option Repricing.

(2) Amounts represent hypothetical gains that could be achieved for the option if exercised at the end of the option term. These gains are based on the fair market value on the date of grant and assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are mandated by the rules of the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price. The potential realizable value computation is net of the applicable exercise price, but does not take into account federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock. Actual gains, if any, are dependent upon the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation in this table can be achieved. This table does not take into account any appreciation in the price of the Common Stock to date.

(3) For purposes of calculating the percentage, the repriced options described in footnote 1 are not deemed to be options granted to employees in the fiscal year.

(4) Mr. Davies left the Company in April 1999, at which time his options were not exercisable and they therefore terminated.



OPTION EXERCISES AND FISCAL YEAR-END VALUES

         Shown below is information with respect to options to purchase the Company's Common Stock granted under the Company's 1996 Stock Option Plan and 1997 Stock Plan, including (i) the number of shares of Common Stock received upon exercise of options in the fiscal year ended December 31, 1998; (ii) the net value realized upon such exercise; (iii) the number of unexercised options held at December 31, 1998; and (iv) the aggregate dollar value of unexercised options held at December 31, 1998:


                                  AGGREGATED OPTION/SAR EXERCISES IN THE LAST
                                             FISCAL YEAR AND FY-END
                                                OPTION/SAR VALUES


                                                                     NUMBER OF
                                SHARES                         SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                               ACQUIRED                             UNEXERCISED                     IN-THE-MONEY
                                  ON           VALUE              OPTIONS/SARS AT                 OPTIONS/SARS AT
                               EXERCISE       REALIZED          FISCAL YEAR-END (#)            FISCAL YEAR-END ($)(2)
                                                           ------------------------------- -----------------------------
NAME                                (#)          ($)(1)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- ----                          -----------------------------------------    -------------    -----------    -------------
Robert L. Voelk.................  --            --              --              --              --              --
Martin A. Schultz...............  --            --              --              --              --              --
Ellen Flaherty.................. 149,333       798,326          --             100,000          --              --
Glyn C. Davies (3)..............  --            --              --             100,000          --              --
Mark P. Overington..............   2,900        23,563         29,100          120,000         31,719         $130,800


- ---------------


(1) Amounts disclosed in this column do not reflect amounts actually received by the Named Executive Officers, but are calculated based on the difference between the fair market value of the Company's Common Stock on the date of exercise and the exercise price of the options. Named Executive Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options and the amount of cash received by such individuals is dependent on the price of the Company's Common Stock at the time of such sale.

(2) Value is based on the difference between the option exercise price and the fair market value at December 31, 1998 ($2.94 per share) multiplied by the number of shares of Common Stock underlying the option. As the fair market value of the options on December 31, 1998 was below the option exercise price, no unexercisable options were in-the-money on December 31, 1998 for Ms. Flaherty and Mr.
         Davies.

(3) Mr. Davies left the Company in April 1999, at which time his options were not exercisable and they therefore terminated.

OPTION REPRICING

         The following table sets forth information concerning the repricing of stock options held by certain executive officers of the Company since August 8, 1997, the date of the Company's initial public offering, including (i) the date of repricing; (ii) the number shares subject to repricing; (iii) the market price at the time of repricing; (iv) the exercise price prior to repricing; (v) the new exercise price; and (vi) the original option term remaining at the date of repricing.


                           TEN YEAR OPTION REPRICINGS


                                                                                                                 LENGTH OF
                                            NUMBER OF                                                             ORIGINAL
                                           SECURITIES        MARKET PRICE          EXERCISE                         TERM
                                           UNDERLYING        OF STOCK AT           PRICE AT                     REMAINING AT
                                          OPTIONS/SARS         TIME OF             TIME OF           NEW          DATE OF
                              DATE OF      REPRICED OR       REPRICING OR        REPRICING OR      EXERCISE     REPRICING OR
           NAME              REPRICING     AMENDED (#)      AMENDMENT ($)       AMENDMENT ($)      PRICE($)      AMENDMENT
           ----              ---------     -----------      -------------       -------------      --------      ---------

  Ellen Flaherty ......       8/13/98        100,000           4.875                10.250          4.875        9.3 years

  Glyn C. Davies (1)...       8/13/98        100,000           4.875                11.875          4.875        9.7 years


- ---------------

(1) Mr. Davies left the Company in April 1999, at which time his options were not exercisable and they therefore terminated.

COMPENSATION COMMITTEE REPORT ON OPTION REPRICING

         On August 13, 1998 the Compensation Committee of the Board of Directors, which at such time consisted of Messrs. Evans and Mark (the "Compensation Committee"), and the Board of Directors approved a reduction in exercise price of certain outstanding stock options held by current employees of the Company who had options with exercise prices greater than $4.875 per share, the fair market value of the Company's Common Stock on August 13, 1998. These repriced options had exercise prices ranging from $5.50 to $12.13 per share. In addition, the exercise provisions of the repriced options for executive officers were amended such that they were not exercisable prior to August 14, 1999 and the exercise provisions of the repriced options for other employees were amended such that they could not be exercised prior to February 14, 1999. Other than the reduction in exercise price and the amendment of the exercise provisions, substantially all other terms and conditions of these options, including expiration dates, remained unchanged.

         As set forth in the Company's stock option plans, stock options are intended to provide incentives to the Company's officers and employees. The Compensation Committee believes that such equity incentives are a significant factor in the Company's ability to attract, retain and motivate key employees who are critical to the Company's long-term success. The Compensation Committee believed that, at their original exercise prices, the disparity between the exercise price of these options and recent market prices for the Company's Common Stock did not provide meaningful incentives to the employees holding these options. Inquiries conducted indicated that other companies in the software industry have been confronted with this problem and have made similar adjustments in option prices to motivate their employees. The Compensation Committee approved the repricing of these options as a means of ensuring the optionees will continue to have meaningful equity incentives to work toward the success of the Company. The adjustment was deemed by the Compensation Committee to be in the best interest of the Company and its shareholders.

Respectfully submitted by the Compensation Committee of the Board of Directors.*

                                 Bruce R. Evans
                                 Anthony J. Mark

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company's executive compensation program is administered by the three member Compensation Committee of the Board of Directors (the "Compensation Committee"). The three members of the Compensation Committee are non-employee Directors. The Compensation Committee makes recommendations to the Board of Directors concerning the compensation of executive officers and the salaries of the employees of and consultants to the Company. The Compensation Committee also makes recommendations to the Board of Directors concerning incentive compensation of employees and directors of and consultants to the Company.

         The Company's executive compensation program is designed to provide levels of compensation that assist the Company in attracting, motivating and retaining qualified executive officers and aligning the financial interests of the Company's executive officers and other employees with those of its stockholders by providing a competitive compensation package based on corporate and individual performance. In addition to cash compensation in the form of base salary, compensation under the executive compensation program can be comprised of annual cash incentive bonuses and long-term incentive awards in the form of stock option grants. The compensation program is also comprised of various benefits, including medical and insurance plans, as well as the Company's 1997 Employee Stock Purchase Plan and 401(k) Plan, which plans are generally available to all employees of the Company.

BASE SALARY
         Base salary compensation levels for each of the Company's executive officers, including the Chief Executive Officer, are generally set within the range of base salaries that the Compensation Committee believes are paid to executive officers with comparable qualifications, experience and responsibilities at other companies located in the northeastern United States of similar size and engaged in similar business to that of the Company. In setting compensation levels, the Compensation Committee generally takes into account such factors as (i) the Company's past operating and financial performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes determinations based upon the consideration of all of these factors as well as the progress made with respect to the Company's long-term goals and strategies.

INCENTIVE COMPENSATION
         Incentive Compensation in the form of performance-based bonuses for the Chief Executive Officer and the Company's other executive officers is based upon management's success in meeting the Company's financial and strategic goals as well as meeting individual performance goals.

STOCK OPTIONS
         Stock Options are the principal vehicle used by the Company to provide long-term incentive-based compensation to improve the Company's operating and financial performance and to support the recruitment, motivation and retention of key professional and managerial personnel. The Company's stock option plans are administered by the Board of Directors. To date, the Board of Directors has not granted stock options at less than fair market value.

         Stock options are granted from time to time to eligible employees and based upon the Company's overall financial performance and their contributions thereto. Stock options are designed to align the interest of the Company's executive officers and other employees with those of its stockholders by encouraging them to enhance the value of the Company, the price of the Common Stock and, hence, the stockholders' return. In addition, the vesting of stock options over a period of time is designed to defer the receipt of compensation by the option holder, thus creating an incentive for the individual to remain with the Company. The Company periodically grants new options to provide continuing incentives for future performance.

         During the fiscal year ended December 31, 1998, options to purchase 100,000 shares were awarded to Ellen Flaherty, Senior Vice President, Sales, and Glyn Davies, Managing Director, Omtool Europe, Ltd. Such grants were made in recognition of such officers' contributions to the Company's performance in fiscal 1997. No other stock options were granted to any of the Company's Named Executive Officers, including the Chief Executive Officer, during fiscal 1998.

OTHER BENEFITS
         The Company also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Company offers a stock purchase plan, pursuant to which employees may purchase Common Stock at a discount and a 401(k) Plan. The Company matches each employee's contributions to the 401(k) Plan up to 3% of such employee's salary. The Company also maintains medical, disability and life insurance plans and other benefit plans for its employees.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER
         Compensation for the Company's Chief Executive Officer, Robert L. Voelk, was determined in accordance with the policies applicable to the other executive officers of the Company described above. The 1998 base salary compensation for Mr. Voelk was $223,462. In addition to achievement of performance targets in accordance with the Company's executive compensation policies, the Compensation Committee determines the Chief Executive Officer's cash compensation based upon the Company's overall performance, the performance of his management team, the compensation paid at competing companies and the Company's prospects, among other objective and subjective factors. The Compensation Committee does not find it practicable to quantify or assign relative weight to the factors on which the Chief Executive Officer's compensation is based.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION
         In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Company has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Company's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

         The Compensation Committee is satisfied that the executive officers of the Company are dedicated to achieving significant improvements in the long-term financial performance of the Company and that the compensation policies and programs implemented and administered have contributed and will continue to contribute towards achieving this goal.

         This report has been respectfully submitted by the members of the Compensation Committee of the Board of Directors.*
                                 Bruce R. Evans
                                 Anthony J. Mark
- ----------------
* From April 15, 1997 to February 9, 1999, the Compensation Committee was comprised of Messrs. Mark and Evans. From February 9, 1999, through April 15, 1999 the Compensation Committee was comprised of Mr. Evans. As of April 16, 1999 the Compensation Committee has been comprised of Richard D. Cramer, Bruce R. Evans and William C. Styslinger, III. The Compensation Committee Report is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

STOCK PERFORMANCE GRAPH

         The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock during the period from the Company's initial public offering through December 31, 1998 with the cumulative total return on (i) the Nasdaq Market Index, and (ii) a broad peer group index prepared by Media General Financial Services consisting of Nasdaq listed companies grouped under SIC Code 7372.


            COMPARISON OF FIVE YEAR* CUMULATIVE TOTAL RETURN** AMONG
                        OMTOOL, LTD., NASDAQ MARKET INDEX
                              AND PEER GROUP INDEX

[OBJECT OMITTED]


- --------------------------------------------------------------------------------------------------------
                      8/8/97      9/30/97    12/31/97      3/31/98     6/30/98      9/30/98    12/31/98
- --------------------------------------------------------------------------------------------------------
Omtool, Ltd.          100.00       133.75      102.50       140.00       76.25        33.75       29.38
- --------------------------------------------------------------------------------------------------------
Nasdaq Market Index   100.00       105.60       98.95       115.97      118.96       107.22      139.38
- --------------------------------------------------------------------------------------------------------
Peer Group Index      100.00        99.41       92.72       121.86      133.13       123.47      155.28
- --------------------------------------------------------------------------------------------------------


- ----------

* Prior to August 8, 1997 the Company's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

** Cumulative Total Return assumes $100 was invested on August 8, 1997 in the Company's Common Stock and in the Nasdaq Market Index and Peer Group Index and assure reinvestment of dividends, if any.


      The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from Media General Financial Services, a source believed to be reliable, however, the Company is not responsible for any errors or omissions in such information.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next Annual Meeting of the Company must be received at the Company's principal executive offices no later than January 3, 2000. Under the Company's By-Laws, stockholders who wish to make a proposal at the next Annual Meeting - other than one that will be included in the Company's proxy materials - must notify the Company no earlier than December 2, 1999 and no later than January 3, 2000. If a stockholder who wishes to present a proposal fails to notify the Company by January 3, 2000, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Company's By-laws, the proposal is brought before the meeting, then under the Securities and Exchange Commission's proxy rules the proxies solicited by management with respect to the next Annual Meeting will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the Securities and Exchange Commission's proxy rules. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail -- Return Receipt Requested to Omtool, Ltd., 8 Industrial Way, Salem, New Hampshire 03079, attention: Darioush Mardan, Secretary.

                            EXPENSES AND SOLICITATION

         Proxies may be solicited by the Company, by personal interview, mail and telephone. The Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. The cost of solicitation of proxies will be borne by the Company.

                                                                      APPENDIX A

                                  OMTOOL, LTD.

                                 1997 STOCK PLAN


         1. PURPOSE. The purpose of the Omtool, Ltd. 1997 Stock Plan (the "Plan") is to encourage key employees of Omtool, Ltd. (the "Company") and of any present or future parent or subsidiary of the Company (collectively, "Related Corporations") and other individuals who render services to the Company or a Related Corporation, by providing opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (b) the grant of options which do not qualify as ISOs ("Non-Qualified Options"); (c) awards of stock in the Company ("Awards"); and (d) opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code.

         2.       ADMINISTRATION OF THE PLAN.

                  A. BOARD OR COMMITTEE ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board") or, subject to paragraph 2(D) (relating to compliance with Section 162(m) of the Code), by a committee appointed by the Board (the "Committee"). Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of employees eligible under paragraph 3 to receive
ISOs) ISOs shall be granted, and to whom (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards shall be granted or Purchases made; (iii) determine the purchase price of shares subject to each Option or Purchase, which prices shall not be less than the minimum price specified in paragraph 6; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) extend the period during which outstanding Options may be exercised; (vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

                  B. COMMITTEE ACTIONS. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

                  C. GRANT OF STOCK RIGHTS TO BOARD MEMBERS. Stock Rights may be granted to members of the Board. All grants of Stock Rights to members of the Board shall in all respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who either (i) are eligible to receive grants of Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself or herself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Stock Rights.

                  D. PERFORMANCE-BASED COMPENSATION. The Board, in its discretion, may take such action as may be necessary to ensure that Stock Rights granted under the Plan qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and applicable regulations promulgated thereunder ("Performance-Based Compensation"). Such action may include, in the Board's discretion, some or all of the following (i) if the Board determines that Stock Rights granted under the Plan generally shall constitute Performance-Based Compensation, the Plan shall be administered, to the extent required for such Stock Rights to constitute Performance-Based Compensation, by a Committee consisting solely of two or more "outside directors" (as defined in applicable regulations promulgated under Section 162(m) of the Code), (ii) if any Non-Qualified Options with an exercise price less than the fair market value per share of Common Stock are granted under the Plan and the Board determines that such Options should constitute Performance-Based Compensation, such options shall be made exercisable only upon the attainment of a pre-established, objective performance goal established by the Committee, and such grant shall be submitted for, and shall be contingent upon shareholder approval and (iii) Stock Rights granted under the Plan may be subject to such other terms and conditions as are necessary for compensation recognized in connection with the exercise or disposition of such Stock Right or the disposition of Common Stock acquired pursuant to such Stock Right, to constitute Performance-Based Compensation.

         3. ELIGIBLE EMPLOYEES AND OTHERS. ISOs may be granted only to employees of the Company or any Related Corporation. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant a Stock Right. The granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Stock Rights.

         4. STOCK. The stock subject to Stock Rights shall be authorized but unissued shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 1,800,000, subject to adjustment as provided in paragraph 13. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the unpurchased shares of Common Stock subject to such Option shall again be available for grants of Stock Rights under the Plan.

         No employee of the Company or any Related Corporation may be granted Options to acquire, in the aggregate, more than 1,260,000 shares of Common Stock under the Plan during any fiscal year of the Company. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares subject to such Option shall be included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to such employee under the Plan.

         5. GRANTING OF STOCK RIGHTS. Stock Rights may be granted under the Plan at any time on or after the closing of the Company's initial public offering of its Common Stock registered under the Securities Act of 1933, as amended, and prior to April 14, 2007. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant.

         6.       MINIMUM OPTION PRICE; ISO LIMITATIONS.

                  A. PRICE FOR NON-QUALIFIED OPTIONS, AWARDS AND PURCHASES. Subject to paragraph 2(D) (relating to compliance with Section 162(m) of the Code), the exercise price per share specified in the agreement relating to each Non-Qualified Option granted, and the purchase price per share of stock granted in any Award or authorized as a Purchase, under the Plan may be less than the fair market value of the Common Stock of the Company on the date of grant; provided that, in no event shall such exercise price or such purchase price be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company or its successors in interest may be organized.

                  B. PRICE FOR ISOS. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

                  C. $100,000 ANNUAL LIMITATION ON ISO VESTING. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options, and the Company shall issue separate certificates to the optionee with respect to Options that are Non-Qualified Options and Options that are ISOs.

                  D. DETERMINATION OF FAIR MARKET VALUE. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the date of grant or, if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date of grant and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. If the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall mean the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

         7. OPTION DURATION. Subject to earlier termination as provided in paragraphs 9 and 10 or in the agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 6(B). Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

         8. EXERCISE OF OPTION. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

                  A. VESTING. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

                  B. FULL VESTING OF INSTALLMENTS. Once an installment becomes exercisable, it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

                  C. PARTIAL EXERCISE. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

                  D. ACCELERATION OF VESTING. The Committee shall have the right to accelerate the date that any installment of any Option becomes exercisable; provided that the Committee shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(C).

         9. TERMINATION OF EMPLOYMENT. Unless otherwise specified in the agreement relating to such ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate on the earlier of (a) three months after the date of termination of his or her employment, or (b) their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. For purposes of this paragraph 9, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute or by contract. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this paragraph 9, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

         10.      DEATH; DISABILITY.

                  A. DEATH. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her death, any ISO owned by such optionee may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the optionee's death.

                  B. DISABILITY. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, such optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or any successor statute.

         11. ASSIGNABILITY. No ISO shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee shall be exercisable only by such optionee. Stock Rights other than ISOs shall be transferable to the extent set forth in the agreement relating to such Stock Right.

         12. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may specify that any Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

         13. ADJUSTMENTS. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to such optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

                  A. STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

                  B. CONSOLIDATIONS OR MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company's assets or otherwise (each, an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation or
(c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such Options immediately preceding the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof.

                  C. RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

                  D. MODIFICATION OF ISOS. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

                  E. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

                  F. ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

                  G. FRACTIONAL SHARES. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

                  H. ADJUSTMENTS. Upon the happening of any of the events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

         14. MEANS OF EXERCISING OPTIONS. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a),
(b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

         15. TERM AND AMENDMENT OF PLAN. This Plan was adopted by the Board on April 14, 1997, subject, with respect to the validation of ISOs granted under the Plan, to approval of the Plan by the stockholders of the Company at the next Meeting of Stockholders or, in lieu thereof, by written consent. If the approval of stockholders is not obtained prior to April 14, 1998, any grants of ISOs under the Plan made prior to that date will be rescinded. The Plan shall expire at the end of the day on April 14, 2007 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Options may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions:
(a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); and (d) the expiration date of the Plan may not be extended. Except as otherwise provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without such grantee's consent, under any Stock Right previously granted to such grantee.

         16. MODIFICATIONS OF ISOS; CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS. Subject to paragraph 13(D), without the prior written consent of the holder of an ISO, the Committee shall not alter the terms of such ISO (including the means of exercising such ISO) if such alteration would constitute a modification (within the meaning of Section 424(h)(3) of the Code). The Committee, at the written request or with the written consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. Upon the taking of such action, the Company shall issue separate certificates to the optionee with respect to Options that are Non-Qualified Options and Options that are ISOs.

         17. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

         18. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or
(b) the date one year following the date the ISO was exercised.

         19. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of a Non-Qualified Option, the transfer of a Non-Qualified Stock Option pursuant to an arm's-length transaction, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 18), the vesting or transfer of restricted stock or securities acquired on the exercise of an Option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the transfer of a Non-Qualified Stock Option, (iii) the grant of an Award, (iv) the making of a Purchase of Common Stock for less than its fair market value, or (v) the vesting or transferability of restricted stock or securities acquired by exercising an Option, on the grantee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the grantee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the grantee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of a Option shares having an aggregate fair market value equal to the amount of such withholding taxes.

         20. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

         Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by grantees of Options in connection with the Plan.

         21. GOVERNING LAW. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of Delaware, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

                                                                      APPENDIX B

                                 AMENDMENT NO. 1
                                       TO
                                  OMTOOL, LTD.
                                 1997 STOCK PLAN

         That the second sentence of Section 4 of the 1997 Stock Plan that reads:

                  "The aggregate number of shares which may be issued pursuant to the Plan is 1,800,000, subject to adjustment as provided in Paragraph 13."

         is amended and replaced in its entirety by the following:

                  "The aggregate number of shares which may be issued pursuant to the Plan is 4,300,000, subject to adjustment as provided in Paragraph 13."

PROXY                                                                    PROXY

                                OMTOOL, LTD.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 27, 1999

     The undersigned hereby appoints Robert L. Voelk and Darloush Mardan, or any of them, proxies for the undersigned, each with full power of substitution, to attend the Special Meeting of Stockholders of Omtool, Ltd., to be held on October 27, 1999 at 10:00 a.m., at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts, and at any adjournments or postponements of the Special Meeting, and to vote as specified in this Proxy all the Common Stock of the Company which the undersigned would be entitled to vote if personally present. This Proxy when properly executed will be voted in accordance with your indicated directions. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE AMENDMENT TO THE 1997 STOCK PLAN AND FOR PROPOSAL 2.

     The Board of Directors recommends a vote FOR the Amendment to the 1997 Stock Plan and FOR Proposal 2.

  YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE
           SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                               PLEASE DATE, SIGN AND MAIL YOUR
                              PROXY CARD BACK AS SOON AS POSSIBLE!


                                 SPECIAL MEETING OF STOCKHOLDERS
                                           OMTOOL, LTD.


                                         OCTOBER 27, 1999









                             Please Detach and Mail in the Envelope Provided


       Please mark your
A  /X/ votes as in this
       example.


                                                                                             FOR      AGAINST   ABSTAIN

                                               1. To amend the Company's 1997 Stock Plan      / /      / /      / /
                                                  to increase the number of shares
                                                  issuable thereunder to an aggregate of
                                                  4,300,000.

                                               2. To transact such other business as may      / /      / /      / /
                                                  properly come before the meeting and
                                                  any adjournment thereof.

                                               The undersigned acknowledges receipt of the Notice of Special
                                               Meeting of Stockholders and the Proxy Statement.







Signature (s)                                                                                  Dated:        1999
            ---------------------------------------------------------------------------------        -------
Note: Please sign exactly as your name appears. Joint owners should each sign separately. Where applicable, indicate your official position or representative capacity.

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